Exhibit 10.3

AMENDMENT TO

LETTER AGREEMENT

September 1, 2022

Reference is made to the Letter Agreement (the “Letter Agreement”), dated as of June 17, 2021, by and between TCW Special Purpose Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned (the “Insider”). Capitalized terms used in this Amendment to the Letter Agreement (the “Amendment”) not defined herein shall have the meanings assigned to them in the Letter Agreement.

WHEREAS, the Company has filed a Corrected Certificate of Second Amended and Restated Certificate of Incorporation to correct an inaccuracy in the description of the period of time the Company has to complete its initial business combination;

WHEREAS, Section 2 of the Letter Agreement similarly erroneously describes the period of time from the closing of the Company’s Public Offering in which the Company has to complete its initial Business Combination as “24 months from the closing of the Public Offering”;

WHEREAS, the parties to the Letter Agreement intended that such period be consistent with the Company’s Second Amended and Restated Certificate of Incorporation, and therefore such period should be described as “24 months from the closing of the Public Offering (or 27 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Public Offering)”; and

WHEREAS, the Letter Agreement provides that the correction of a typographical error in the Letter Agreement may be done without a signed writing of the parties and the Letter Agreement may also be changed, amended, modified or waived by a written instrument executed by the parties to the Letter Agreement.

NOW, THEREFORE, Section 2 of the Letter Agreement shall be amended accordingly, and each reference in the Letter Agreement to “24 months from the closing of the Public Offering” is hereby corrected and amended to read as “24 months from the closing of the Public Offering (or 27 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Public Offering).” The corrected form of the Letter Agreement, as so amended, is attached hereto as Exhibit A.

The corrected form of the Letter Agreement, as amended, attached hereto as Exhibit A constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, including the Letter Agreement dated June 17, 2021.

Except as expressly set forth above, this Amendment does not amend, modify or waive any of the terms of the Letter Agreement or any other documents referred to therein. Each party represents and warrants that such party has full power and authority to enter into this Amendment and that this Amendment constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms. This Amendment may be signed in any number of counterparts (including by electronic transmission in .PDF or other equivalent formats or by facsimile or electronic signature), each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment to be effective as of the date first set forth above.

/s/ David Rye
Name: David Rye

Acknowledged and Agreed:

TCW SPECIAL PURPOSE ACQUISITION CORP.

By:	/s/ Joseph R. Shaposhnik
Name:	Joseph R. Shaposhnik
Title:	Chief Executive Officer

[Signature Page to Amendment to the Letter Agreement]

EXHIBIT A

June 17, 2021

TCW Special Purpose Acquisition Corp.

865 S. Figueroa St., Suite 1800

Los Angeles, CA 90017

Re:	Director Appointment

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with my appointment to the board of directors of TCW Special Purpose Acquisition Corp., a Delaware corporation (the “Company”). Reference is made to the Company’s initial public offering (the “Public Offering”) of 46,393,299 of the Company’s units (including 1,393,299 units that were purchased to cover over-allotments) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant. Each whole warrant (a “Warrant”) entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). The Units were sold in the Public Offering pursuant to registration statements on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and are listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Insider”) hereby agrees with the Company as follows:

1. The Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Insider shall (i) vote any shares of Common Stock (as defined below) owned by the Insider in favor of any proposed Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination) and (ii) not redeem any shares of Common Stock owned by the Insider in connection with such stockholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Insider agrees that he or she will not sell or tender any shares of Common Stock owned by the Insider in connection therewith.

2. The Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering (or 27 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Public Offering), or such later period approved by the Company’s stockholders in accordance with the Company’s second amended and restated certificate of incorporation (as it may be amended from time to time, the “Charter”), the Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the shares of Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ (as defined below) rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Insider agrees to not propose any amendment to the Charter to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the required time period set forth in the Charter or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Insider acknowledges that the Insider has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by the Insider. The Insider hereby further waives, with respect to any shares of Common Stock held by the Insider, if any, any redemption rights the Insider may have in connection with (A) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, or (B) a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Insider and its affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares the Insider holds if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3. Notwithstanding the provisions set forth in paragraphs 5(a) and 5(b), during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement, the Insider shall not, without the prior written consent of Citigroup Global Markets Inc. and Barclays Capital Inc. (the “Underwriters”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, shares of Common Stock (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the Insider, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the Insider, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, all of the foregoing does not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The Insider acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 5 below, the Company may announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. The Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such an Insider of his or her obligations under paragraphs 1, 2, 3, 5(a), 5(b) and 7, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5. (a) The Insider agrees that the Insider shall not Transfer any Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Insider agrees that the Insider shall not Transfer any Private Placement Warrants (or any share of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Class A Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Insider or any of the Insider’s permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates (including members of TCW Special Purpose Sponsor LLC, a Delaware limited liability company (the “Sponsor”)), any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the State of Delaware or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (g) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (h) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination; or (i) in the event of the Company’s completion of a liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

6. The Insider represents and warrants that the Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Insider’s biographical information furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to the Insider’s background. The Insider represents and warrants that the questionnaire the Insider furnished to the Company is true and accurate in all material respects. The Insider represents and warrants that: the Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Insider is not currently a defendant in any such criminal proceeding.

7. Except as disclosed in the Prospectus, the Insider shall not receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Insider or an affiliate of the Insider to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

8. The Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the public filings of the Company as a director of the Company.

9. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Common Stock” shall mean the Class A Common Stock and Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”); (iii) “Founder Shares” shall mean the shares of Class B Common Stock issued and outstanding; (iv) “Private Placement Warrants” shall mean the 7,519,107 warrants that the Sponsor has purchased for an aggregate purchase price of $11,278,661, or $1.50 per warrant, in a private placement that occurred simultaneously with the consummation of the Public Offering (with respect to 7,333,333 warrants) and the closing of the Underwriters’ partial exercise of their over-allotment option (with respect to 185,774 warrants); (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants were deposited; and (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each director and officer shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

11. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

12. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and the Insider’s respective successors, heirs and assigns and permitted transferees.

13. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

14. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

18. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company.

[Signature Page Follows]

Sincerely,

Name:	David Rye

Acknowledged and Agreed:
TCW SPECIAL PURPOSE ACQUISITION CORP.

By:
	Name:	Joseph R. Shaposhnik
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

9